EXHIBIT 5.1

                     PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036

                                                                December 5, 1995


Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey  07046

Computer Horizon Corp.
Employee's Saving Plan
c/o Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey  07046

                  Re:  Computer Horizons Corp. (the "Company")

Ladies and Gentlemen:

                  You have requested our opinion in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by the Company and the Computer Horizons Corp. Employee's Savings Plan (the "Plan") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 an aggregate of 250,000 shares of the Company's common stock, par value $.10 (the "Shares"), which may be acquired by the trustee under the Plan (the "Trustee"), together with an indeterminate amount of plan interests to be offered under the Plan.

                  On the basis of such investigation as we have deemed necessary, we are of the opinion that any of the Shares which may be issued by the Company to the Trustee will be, when issued and acquired by the Trustee in accordance with the provisions of the Plan, legally issued, fully paid and non-assessable, and that the interests in the Plan will be, when issued in accordance with the Plan, legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this Consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                           PROSKAUER ROSE GOETZ & MENDELSOHN LLP

                                           By:  /s/ ROBERT A. CANTONE
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